Exhibit 99.6

CLARKSTON FINANCIAL CORPORATION NOMINEE HOLDER CERTIFICATION

        The undersigned, a bank, broker, trustee, depositary or other nominee holder of subscription rights (“Rights”) to purchase shares of common stock of Clarkston Financial Corporation (the “Company”) pursuant to the Rights Offering described and provided for in the Company’s prospectus dated ______________, 2005 (the “Prospectus”), hereby certifies to the Company that:

(1)	the undersigned has exercised the number of Rights specified below pursuant to the basic subscription privilege (as described in the Prospectus) and pursuant to the over-subscription privilege (as described in the Prospectus), on behalf of beneficial owners of Rights listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner); and

(2)	each such beneficial owner’s basic subscription privilege has been exercised in full if it is exercising its over-subscription privilege.

NUMBER OF SHARES OWNED ON THE RECORD DATE _______________________________ _______________________________ _______________________________ _______________________________	RIGHTS EXERCISED PURSUANT TO BASIC SUBSCRIPTION PRIVILEGE _______________________________ _______________________________ _______________________________ _______________________________	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION PRIVILEGE _______________________________ _______________________________ _______________________________ _______________________________

________________________________________________________________________________________
[Name of Bank, Broker, Trustee, Depositary or Other Nominee]

By: ____________________________________________

Name: ____________________________________________

Title: ____________________________________________

Exhibit 99.6 - 1